AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 14, 2008

REGISTRATION NO. _________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OAKRIDGE INTERNATIONAL CORPORATION
(Name of small business issuer in its charter)

Nevada	5090	---------

(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

Suite 1609, Jie Yang Building
271 Lockhart Road
Wanchai, Hong Kong
Telephone: (206) 424 7587

(Address and telephone number of principal executive offices)

Sau Shan Ku, President
Suit 1609 Jie Yang Building
271 Lockhart Road
Wanchai, Hong Kong
Telephone: (206) 424 7587
(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer,""accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

[ ]	Large accelerated filer
[ ]	Accelerated filer
[ ]	Non-accelerated filer
[X]	Smaller reporting company

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered
Amount to be registered[1]

Proposed maximum offering price per unit

Proposed maximum aggregate offering price

Amount of registration fee [2] [3]

Common Stock offered by the Selling Stockholders [4]	610,000	$0.02 per share	$12,200	$0.48
TOTAL	610,000	$0.02 per share	$12,200	$0.48
(1)

In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated in accordance with Rule 457(c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on recent prices of private transactions.
(3)	Calculated under Section 6(b) of the Securities Act of 1933 as 0.0000393 of the aggregate offering price.
(4)	Represents shares of the registrant's common stock being registered for resale that have been issued to the selling shareholders named in this registration statement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED _________________, 2008

610,000 SHARES OF COMMON STOCK BY SELLING SHAREHOLDERS
$0.02 Per Share

The selling shareholders are offering up to 610,000 shares of common stock, par value $0.001 of the Company. The selling shareholders will offer and sell their shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, and, assuming we secure this qualification for quotation, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

There are no underwriting commissions involved in this offering. We have agreed to pay all the costs of this offering. Selling shareholders will pay no offering expenses.

Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board. There is no guarantee that our securities will ever trade on the OTC Bulletin Board or other exchange.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors" beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________________, 2008.

TABLE OF CONTENTS

Summary Information	3
Risk Factors	6
Use of Proceeds	16
Determination of Offering Price	16
Forward-Looking Statements	17
Dilution	17
Selling Shareholders	18
Plan of Distribution	20
Description of Securities	21
Interest of Named Experts And Counsel	22
Description of Business	23
Description of Property	27
Legal Proceedings	27
Executive Compensation	28
Directors, Executive Officers, Promoters, and Control Persons	29
Certain Relationships and Related Transactions	30
Security Ownership of Certain Beneficial Owners and Management	30
Disclosure of Commission Position on Indemnification for Securities Liabilities	31
Management's Discussion and Analysis of Financial Condition and Results of Operations	31
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	33
Market for Common Equity and Related Stockholder Matters	33
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	34
Financial Statements	F1 - F13

PART I - INFORMATION REQUIRED IN PROSPECTUS

As used in this prospectus, the terms "we", "us", "our" and "Oakridge" mean Oakridge International Corporation, unless otherwise indicated.
All dollar amounts refer to U.S. dollars unless otherwise indicated.

SUMMARY INFORMATION AND RISK FACTORS

This summary highlights information contained elsewhere in this prospectus. You should read this entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements. We are a development stage company that has only recently begun operations. We have not generated any revenues from our intended business activities to the date of this report, but we expect to generate revenues in the near future as we implement our business plans. However, we may never generate revenues if we are not successful in raising the necessary funding to implement out plans. We have minimal assets and have incurred losses since inception.

Corporate Background

Oakridge International Corporation was incorporated under the laws of the State of Nevada on October 31, 2007. Our principle executive office is located Suite 1609, Jie Yang Building, 271 Lockhart Road, Wanchai, Hong Kong, and our telephone number is +1 (206) 424-7587. We do not have a website but have commissioned a consultant to develop one for the Company which we expect to be ready within three months, subject to availability of resources.

Oakridge International Corporation is a recycled industrial waste resale company specializing in recovering resources and products from wasted printed circuit boards and other electronic products and components. We plan to trade in waste PCBs and then to build our own recycle plant in Hong Kong and then USA. Our main operations and services will include acquisition and trading of recyclable materials such as scrap PCBs (including scrap PCBs from PCB factories, recycled electronic goods, and electronic waste traders). After we have built up our recycle plant, we will sell then sell precious materials recovered from recycled industrial waste printed circuit boards ("PCB") to customers in USA and China. We believe our major customers, not yet identified, will be smelters and recycled material traders in USA and China. We believe the use of recycled material is both environmentally friendly, and for many multinationals a key corporate responsibility objective to ensure their electronic products are environmentally friendly disposed and or treated. We believe this is also a key to today's competitive manufacturing process to not only lower costs but ensure that products are dealt with in an environmental friendly manner.

We are a development stage company that has generated no revenues from operations since our incorporation on October 31, 2007. We have incurred losses since our inception, have no substantive operations and rely upon the sale of our securities and funds provided by management to cover expenses. We currently have no employee other than our President who is also our only board member. In addition, our independent accountant has issued an opinion indicating that there is substantial doubt about our ability to continue as a going concern.

Since our inception, we have been primarily engaged in business planning activities, including researching opportunities for sale of recycled material initially in China and USA, developing our economic models and financial forecasts, performing due-diligence regarding potential sources for recycled material acquisition, identifying technologies, potential customers, and raising capital. Through this process, we have signed an agreement to acquire the recyclable PCB technology which we are under process of performing our due diligence which we hope to complete by September 2008. In addition, we have identified a few suppliers of the scrap PCB and PCB plants which we plan to commence supplying to a recycle plant in the near future.

The Offering
Securities Offered:	The selling stockholders are offering up to 610,000 shares of common stock.
Offering Price per Share:

The selling shareholders will sell the shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no assurance that our stock will be quoted on the OTC Bulletin Board.

Shares Outstanding Prior to Offering:	5,260,000 shares.
Shares Outstanding After Offering:	5,260,000 shares
Market for the Common Shares:

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry regulatory Authority (FINRA) for our common stock to eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.
There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of Proceeds:	We will not receive proceeds from the sale of the common stock by the selling shareholders.
Offering Period:

The shares are being offered for a period not to exceed 90 days from the date this Prospectus is effective with the Securities and Exchange Commission, unless extended by the Company for an additional 90 days.

Terms of the Offering:	The Selling Shareholders will determine when and how they will sell the common stock offered in this prospectus.

Financial Summary
Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

CONSOLIDATED BALANCE SHEET
June 30, 2008
(Audited)

TOTAL ASSETS	$16,733
Total current liabilities	10,775
Deficit accumulated during development stage	(6,142)
Total Stockholders' Equity	12,100
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$16,733

CONSOLIDATED STATEMENT OF DEVELOPMENT STAGE EXPENSES
Period from October 31, 2007 (Inception) Through June 30, 2008

DEVELOPMENT STAGE EXPENSES	$6,142

Net loss	$(6,142)
==============

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

We have experienced net losses and have not made any sales and revenue to date. Therefore, you should not rely on our historical results of operations as an indication of our future performance.

During the period from inception on October 31, 2007 through June 30, 2008, we incurred net losses of approximately $6,142. We had not made any sales and had no revenue during the period from inception on October 31, 2007 through June 30, 2008. Initially, our future success is dependent on our ability to the buy electronic waste (including PCBs) and the sale of recycled materials to China into a successful business, which depends upon locating sources of recycled PCBs, arranging shipping, locating customers and setting up the recycle plant. None of these factors is demonstrated by our historic performance to date and there is no assurance we will be able to accomplish them in order to sustain our operations. We may never develop profitable operations. As a result, there is no assurance of future successful performance of our business.

Our poor financial condition raises substantial doubt about our ability to continue as a going concern. You will be unable to determine whether we will ever become profitable.

Our independent auditors have indicated in their audit report for the period ended at June 30, 2008 that there is substantial doubt about our ability to continue as a going concern over the next twelve months. Our poor financial condition could inhibit our ability to achieve our business plan and therefore an investor cannot determine if we will ever become profitable.

If we do not obtain additional financing, our business will fail.

We have determined our current operating funds are not sufficient to complete our intended business objectives. As of June 30, 2008, we had cash on hand in the amount of approximately $6,733. We will need to raise additional capital in order to cover the costs of implementing our business plan. We do not currently have any arrangements for financing and may not be able to find such financing if required. We currently do not have any significant operations and we have no income.

If we are not able to obtain agreements with suppliers of scrap PCBs, our business will fail.

As of the date of this filing, we have not entered into a formal agreement with any entity to acquire the scrap PCBs we intend to process at our own recycle plant or third party recycle plants. Even if we are able to reach an agreement with a material source, we may not be able to obtain the financing necessary to secure the scrap PCBs. If we are unable to locate suitable sources for scrap PCBs for our recycle plant, our business will fail.

If we cannot find customers in China to purchase precious metals recovered from the PCBs from us on acceptable terms, we will not be able to establish our business and thus it will fail.

Even if we secure scrap PCBs for recycle, we may not be able to secure purchasers for these precious metals recovered from the recycled PCBs on acceptable terms. Without purchasers in China for these precious metals, we will not be able to proceed with our business plan.

Because our officer and director owns 76.1% of our outstanding common stock, he could exercise significant control over corporate decisions that may be disadvantageous to minority shareholders.

Our officer and director, Sau Shan Ku, owns approximately 76.1% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. He will also have the power to influence a change in control. The interests of our officer and director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Because management does not have any technical experience in the sale of recycled PCBs sector, our business has a higher risk of failure.

While management has training and experience in doing business in and with China, management does not have technical training in the field of recycled PCBs, and sale of precious metals. As a result, we may not be able to recognize and take advantage of opportunities in the recycled PCBs sector without the aid of qualified consultants. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in the recycled materials resale industry. Management's decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

Because we will incur significant costs complying with our obligations as a reporting issuer, our ability to attain profitable operations will be adversely impacted.

Upon the effectiveness of our registration statement, we will be required to file periodic reports with the Securities & Exchange Commission, including financial statements and disclosure regarding changes in our operations. We anticipate that we will incur approximately $25,000 per year in order to comply with these reporting requirements. As our operations become more complex, it is anticipated that these costs will increase. These compliance costs will be charged to operations and will negatively impact our ability to attain profitable operations.

The person responsible for managing our business, Mr. Sau Shan Ku, may devote less than full time to our business, which may affect our future revenues.

We currently have no employees other than Mr. Sau Shan Ku. Mr. Ku currently devotes 8 hours per week to our business. He anticipates that during the next 12 months he will devote approximately 50% of his time to our business. Mr. Ku may not be able to devote the time necessary to our business to assure successful implementation of our business plan.

Our management decisions are made by Mr. Sau Shan Ku; if we lose his services, our revenues may be adversely affected.

The success of our business is dependent upon the expertise of management, Mr. Sau Shan Ku. Because Mr. Ku is essential to our operations, you must rely on his management decisions. We have not obtained any key person life insurance relating to him. If we lose his services, we may not be able to hire and retain other management with comparable experience. As a result, the loss of Mr. Ku's services could adversely affect our future revenues.

There is intense competition for qualified technical professionals and sales and marketing personnel, and our failure to attract and retain these people could affect our ability to respond to rapid technological changes and to increase our revenues.

Our future success depends upon our ability to attract and retain qualified technical professionals and sales and marketing personnel. Competition for talented personnel, particularly technical professionals, is intense. This competition could increase the costs of hiring and retaining personnel. We may not be able to attract, retain, and adequately motivate our personnel or to integrate new personnel into our operations successfully.

Our industrial waste management services subject us to potential environmental liability.

Our business of rendering services in connection with management of waste, including certain types of hazardous waste, subjects us to risks of liability for damages. Such liability could involve, without limitation, claims for clean-up costs, personal injury or damage to the environment in cases in which we are held responsible for the release of hazardous materials, and claims of employees, customers, or third parties for personal injury or property damage occurring in the course of our operations.We could also be deemed a responsible party for the cost of cleaning any property which may be contaminated by hazardous substances generated by us and disposed at such property or transported by us to a site selected by us, including properties we own or lease.

If we cannot maintain our government permits or cannot obtain any required permits, we may not be able to continue or expand our operations.

Our business is subject to extensive, evolving, and increasingly stringent federal, state, and local environmental laws and regulations. Such federal, state, and local environmental laws and regulations govern our activities regarding the treatment, storage, recycling, disposal, and transportation of hazardous and non-hazardous waste. We must obtain and maintain permits, licenses and/or approvals to conduct these activities in compliance with such laws and regulations. Failure to obtain and maintain the required permits, licenses and/or approvals would have a material adverse effect on our operations and financial condition. If we are unable to maintain our currently held permits, licenses, and/or approvals or obtain any additional permits, licenses and/or approvals which may be required as we expand our operations, we may not be able to continue certain of our operations.

Changes in environmental regulations and enforcement policies could subject us to additional liability which could impair our ability to continue certain operations due to the regulated nature of our operations.

Because the environmental industry continues to develop rapidly, we cannot predict the extent to which our operations may be affected by future enforcement policies as applied to existing laws, by changes to current environmental laws and regulations, or by the enactment of new environmental laws and regulations. Any predictions regarding possible liability under such laws are complicated further by current environmental laws which provide that we could be liable, jointly and severally, for certain activities of third parties over whom we have limited or no control.

As our operations expand, we may be subject to increased litigation which could have a negative impact on our future financial results.

Our operations are regulated by numerous laws regarding procedures for waste treatment, storage, recycling, transportation and disposal activities, all of which may provide the basis for litigation against us. In recent years, the waste treatment industry has experienced a significant increase in so-called "toxic-tort" litigation as those injured by contamination seek to recover for personal injuries or property damage. We believe that as our operations and activities expand, there will be a similar increase in the potential for litigation alleging that we are responsible for contamination or pollution caused by our normal operations, negligence or other misconduct, or for accidents which occur in the course of our business activities. Such litigation, if significant and not adequately insured against, could impair our ability to fund our operations. Protracted litigation would likely cause us to spend significant amounts of our time, effort and money. This could prevent our management from focusing on our operations and expansion.

If environmental regulation or enforcement is relaxed, the demand for our services will decrease.

The demand for our services is substantially dependent upon the public's concern with, the continuation and proliferation of, the laws and regulations governing the treatment, storage, recycling, and disposal of hazardous and non-hazardous waste. A decrease in the level of public concern, the repeal or modification of these laws, or any significant relaxation of regulations relating to the treatment, storage, recycling, and disposal of hazardous waste would significantly reduce the demand for our services and could have a material adverse effect on our operations and financial condition. We are not aware of any current federal or state government or agency efforts in which a moratorium or limitation has been, or will be, placed upon the creation of new hazardous waste regulations that would have a material adverse effect on us.

Due to the lack of a trading market for our securities, our shares are currently not liquid, and you may have difficulty selling any shares you purchase in this offering.

We are not registered on any public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the filing of our Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. As of the date of this filing, we have not engaged in discussions with any market maker concerning the filing of Form 211 with the Financial Industry regulatory Authority (FINRA) to qualify our securities for quotation on the OTCBB. We cannot guarantee that our application, when filed, will be accepted or approved and our stock would be listed and quoted for sale or that a future trading market for our securities may not develop. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment. Restrictions on the sale of our stock as a Penny Stock may limit your ability to resell or a prospective purchaser to purchase any shares you acquire in this offering.

Our shares will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000, or annual income exceeding $200,000 individually or $300,000 together with his or her spouse, is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

*

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commissions relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

*	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
*

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

*

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

Sales of our common stock under Rule 144 could reduce the price of our stock.

All of 4,000,000 shares of our common stock held by affiliates are restricted securities under Rule 144 of the Securities Act of 1933. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. These restrictions do not apply to resales under Rule 144(k). The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, all of which are not independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by the board of directors as a whole. The sole member of the board of directors is not an independent director. Thus, there is a potential conflict in that board members who are management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Risks associated with doing business in the PRC.

Substantially all of our revenue will be derived from our operations in China. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal developments in China, which have rapidly changed.

The PRC's economic, political and social conditions, as well as government policies, could affect our business. The PRC economy differs from the economies of most developed countries in many respects.

Our ability to find attractive customers for our products is based on the assumption that the Chinese economy will continue to grow. The PRC's economic growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us, depending on the industry in which we engage in a business combination. For example, our financial condition and results of operations may be adversely affected by PRC government control over capital investments or changes in tax regulations that are applicable to potential target businesses and business combinations.

The PRC economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the use of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over PRC economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. We cannot assure you that China's economic, political or legal systems will not develop in a way that becomes detrimental to our business, results of operations and prospects.

If political relations between the U.S. and the PRC weaken, it could make sale of our products less attractive to customers inside of the PRC.

The relationship between the United States and the PRC is subject to sudden fluctuation and periodic tension. Changes in political conditions in the PRC and changes in the state of Sino-U.S. relations are difficult to predict and could adversely affect our operations or cause potential our products to become less attractive to customers inside of the PRC. This could lead to a decline in our profitability and our stock price. Any weakening of relations between the U.S. and the PRC could have a material adverse effect on our operations.

If the PRC imposes restrictions to reduce inflation, future economic growth in the PRC could be severely curtailed which could lead to a significant decrease in our profitability.

While the economy of the PRC has experienced rapid growth, this growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in supply of money and rising inflation. In order to control inflation in the past, the PRC has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. If similar restrictions are imposed, it may lead to a slowing of economic growth and decrease the interest in the recycled products we may ultimately offer leading to a decline in our profitability.

Because Chinese law will govern almost all of any our material agreements for sale of our products, we may not be able to enforce our rights within the PRC or elsewhere, which could result in a significant loss of business, business opportunities or capital.

Chinese law will govern almost all of our material agreements for sale of our recycled products, some or many of which could be with Chinese governmental agencies. We cannot assure you that we will be able to enforce any of its material agreements or that remedies will be available outside of the PRC. The Chinese legal system is similar to a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedential value. Although legislation in China over the past 25 years has significantly improved the protection afforded to various forms of foreign investment and contractual arrangements in China, these laws, regulations and legal requirements are relatively new and their interpretation and enforcement involve uncertainties, which could limit the legal protection available to us, and foreign investors, including you. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital and could have a material adverse impact on our operations.

Uncertainties with respect to the Chinese legal system could have a material adverse effect on us.

China's legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. Laws and regulations relating to foreign investments in China are relatively new, and China's legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

Fluctuations in the value of the renminbi relative to foreign currencies could cause the cost of our products to increase and could affect our operating results.

Chinese companies will pay for our products with Chinese currency, the renminbi. We will be subject to increased risks relating to foreign currency exchange rate fluctuations that could have a material adverse affect on our business, financial condition and operating results. The value of renminbi against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in China's political and economic conditions. As we expect that our sales will be primarily in China, any significant revaluation of the renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert United States dollars into renminbi for our operations, appreciation of renminbi against the United States dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our renminbi into United States dollars for other business purposes and the United States dollar appreciates against the renminbi, the United States dollar equivalent of the renminbi we convert would be reduced. The Chinese government recently announced that it is pegging the exchange rate of the renminbi against a number of currencies, rather than just the United States dollar. Fluctuations in the renminbi exchange rate could adversely affect our ability to operate our business.

THE OFFERING

This prospectus relates to the resale by certain Selling Shareholders of the Company up to 610,000 shares of common stock. Such shares were offered and sold by us at a purchase price of $0.01 per share to the Selling Shareholders in private placements conducted in February and March 2008, pursuant to the exemptions from registration under the Securities Act provided by Regulations S of the Securities Act.

The Selling Shareholders will be offering the shares of common stock being covered by this prospectus at a price of $0.02 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. We will not receive any proceeds from the resale of common shares by the Selling Shareholders.

USE OF PROCEEDS
We will not receive any proceeds from the sale of common shares offered for sale by the selling shareholders.
DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The Selling Shareholders will be offering the shares of common stock being covered by this prospectus at a price of $0.02 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the Over The Counter Bulletin Board (OTCBB) after the filing of the registration statement relating to this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors", that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

DILUTION
Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

SELLING SHAREHOLDERS

The selling shareholders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling shareholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling shareholders upon termination of this offering. These selling shareholders acquired their shares by purchase in a single private placement exempt from registration under section 4(2) of the Securities Act of 1933 in a transaction that closed on March 15, 2008. We believe that the selling shareholders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the selling shareholders. No selling shareholders are broker-dealers or affiliates of broker-dealers. To the extent that any successor(s) to the named selling shareholders wish to sell under this prospectus, we must file a prospectus supplement identifying such successors as selling shareholders.

Selling Shareholder [1]	Shares to be offered by the Selling Stockholders	Percentage owned before Offering	Amount owned after the offering, assuming all shares sold [1]	Percentage owned after the offering, assuming all shares sold [1]
----------------------------------------	------------	-----------	-------------	------------
Carolyn CHANDLER	10,000	*	0	0%
Brian CHANDLER	10,000	*	0	0%
Anita Hui WONG	50,000	*	0	0%
Hon Shing Bobby LAM	50,000	*	0	0%
Sung Chi HON	10,000	*	0	0%
Kwan Fung CHEUK	30,000	*	0	0%
Sau Cheung Michael KU	40,000	*	0	0%
Yuen Ling YEUNG	10,000	*	0	0%
Wah Yuen NG	10,000	*	0	0%
Shun Kit SZE	10,000	*	0	0%
Cho Har YUNG	10,000	*	0	0%
Pui Sze WAN	10,000	*	0	0%
Kien Wai CHEN	10,000	*	0	0%
Pak Nun LAU	10,000	*	0	0%
Sunantha PLAITHUAN	10,000	*	0	0%
Peter KWONG	10,000	*	0	0%
Hang LI	10,000	*	0	0%
David KWONG	50,000	*	0	0%
Vera Hung KWONG	10,000	*	0	0%
Beverly JANG	10,000	*	0	0%
David LEGAULT	10,000	*	0	0%

Susan SIU	10,000	*	0	0%
Jackson TANG	10,000	*	0	0%
Erica TANG	10,000	*	0	0%
Edmund TO	10,000	*	0	0%
Min QIAN	10,000	*	0	0%
Li CHEN	10,000	*	0	0%
Henry CHEN	10,000	*	0	0%
Mary CHEN	10,000	*	0	0%
Stephen HANSELL	10,000	*	0	0%
Katrina HANSELL	10,000	*	0	0%
Richelle SHIMANSKY	10,000	*	0	0%
Te Hwei HO	50,000	*	0	0%
Cho Dennis CHAN	20,000	*	0	0%
Yee Kin Debbie CHAN	10,000	*	0	0%
Ivy CHAN	10,000	*	0	0%
Y.H. Barbara CHIU	10,000	*	0	0%
C. P. Jubie CHAN	10,000	*	0	0%
Judy LEE	10,000	*	0	0%
	-----------	-----------	-----------	-----------
TOTAL	610,000	11.60%	0	0%
*less than 1%

None of the selling shareholders; (1) has had a material relationship with us other than as a shareholder at any time since the date of inception; (2) has been one of our officers or directors; or (3) are broker-dealers or affiliate of broker-dealers.

All of our selling shareholders currently reside outside the U.S.

PLAN OF DISTRIBUTION

The Selling Shareholders are offering up to 610,000 shares. The offering price has been set at $0.02 per share for the duration of the offering.

Currently, the percentage of the total outstanding common stock being offered by the Selling Shareholders is approximately 11.59% based upon 5,260,000 of our common shares that are issued and outstanding as of the date of this Prospectus. Oakridge will not receive the proceeds from the sale of the shares by the Selling Shareholders.

Selling Shareholderswill offer their shares at the designated price of $0.02 until their shares are quoted on the Over the Counter (OTC) Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We intend to apply to the FINRA to have our sharesquoted on the Over the Counter (OTC) Bulletin Board electronic quotation service. To date no actions have been taken to apply to the FINRA to have our shares listed on its Over the Counter (OTC) Bulletin Board quotation service. Our commonstock is not currently listed on any national exchange or electronic quotation system. The Selling Shareholders may use any one or more of the following methods when selling shares:

1.	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
2.	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
3.	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
4.	an exchange distribution in accordance with the rules of the applicable exchange;
5.	privately negotiated transactions;
6.	a combination of any such methods of sale; and
7.	any other method permitted pursuant to applicable law.
The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters"within the meaning of the Securities Act in connection with such sales. In such event,any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are bearing all fees and expenses incident to the registration of the shares.

DESCRIPTION OF SECURITIES

Description of Securities

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 75,000,000 shares of common stock with $0.001 par value per share. As of the date of this registration statement, there were 5,260,000 shares of common stock issued and outstanding held by 52 shareholders of record. Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Articles of Incorporation or By-laws that would delay, defer or prevent a change in control of our Company.

Preferred Stock
The Company has no preferred shares outstanding.
Warrants and Options
Currently, there are no warrants, options or other convertible securities outstanding.
Transfer Agent

We have not engaged a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

Admission to Quotation on the OTC Bulletin Board

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board. However, we do not have a market maker that has agreed to file such application. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it:

(1)	is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and
(2)	securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

Penny Stock Regulation

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

INTEREST OF NAMED EXPERTS AND COUNSEL

The financial statements from our inception on October 31, 2007 to June 30, 2008 included in this prospectus have been audited by Albert Wong & Co. which are independent registered certified public accountants, to the extent and for the periods set forth in its report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

Organization

We were incorporated on October 31, 2007 in Nevada as Oakridge International Corporation. Our principal executive address is Suite 1609, Jie Yang Building, 271 Lockhart Road, Wanchai, Hong Kong, and our telephone number is 206-424-7587.

Proposed Business

Oakridge International Corporation is a recycled industrial waste resale company specializing in recovering resources and products from wasted printed circuit boards and other electronic products and components. We plan to trade in waste PCBs and then to build our own recycle plant in Hong Kong and then USA. Our main operations and services will include acquisition and trading of recyclable materials such as scrap PCBs (including scrap PCBs from PCB factories, recycled electronic goods, and electronic waste traders). After we have built up our recycle plant, we will sell then sell precious materials recovered from recycled industrial waste printed circuit boards ("PCB") to customers in USA and China. We believe our major customers, not yet identified, will be smelters and recycled material traders in USA and China. We believe the use of recycled material is both environmentally friendly, and for many multinationals a key corporate responsibility objective to ensure their electronic products are environmentally friendly disposed and / or treated. We believe this is also a key to today's competitive manufacturing process to not only lower costs but ensure that products are dealt with in an environmental friendly manner.

We are a development stage company that has generated no revenues from operations since our incorporation on October 31, 2007. We have incurred losses since our inception, have no substantive operations and rely upon the sale of our securities and funds provided by management to cover expenses. We currently have no employee other than our President who is also our only board member. In addition, our independent accountant has issued an opinion indicating that there is substantial doubt about our ability to continue as a going concern.

Since our inception, we have been primarily engaged in business planning activities, including researching opportunities for sale of recycled material initially in China and USA, developing our economic models and financial forecasts, performing due-diligence regarding potential sources for recycled material acquisition, identifying technologies, potential customers, and raising capital. Through this process, we have signed an agreement to acquire the recyclable PCB technology which we are under process of performing our due diligence which we hope to complete by September 2008. In addition, we have identified a few suppliers of the scrap PCB and PCB plants which we plan to commence supplying to a recycle plant in the near future.

To implement our business plan, we will need to secure and negotiate acquisition contracts with acceptable terms for:
*	Sources of scrap PCBs from factories and recycled vendors
*	Distribute our recovered precious metals to customers
*	Build recycle plant, subject to availability of funds
*	Technology transfer for PCB recycle process
Products and Services

We will sell and trade in wasted electronics products specializing in printed circuit boards. Once the PCB recycle plant is set up we will be able to recover all the metallic elements on a printed circuit board such as the copper (and any nickel) and the tin and lead from the solder. There may also be smaller quantities of precious metals, such as gold, palladium and silver. We will sell such precious metals to smelters. However we need to ensure that the costs of extraction is less than the minerals recovered in the recycle process.

The normal process for recycling a board starts with disassembly and component recycling where possible. Certainly any hazardous components need to be removed before the board is shredded and granulated by machine, separating metals from the plastic and fibres that constitute the majority of the board. Metals can then be recovered by a variety of separation processes and passed to refiners, and the plastic and fibre residue can be used in several industries to enhance products. In plastic lumber, it gives strength to the "wood"; in concrete, it adds strength, making the concrete lighter, and providing an insulation value ten times that of standard concrete. It is also being used in the composite industry as filler in resins to make everything from furniture to wall sidings. This composite product gives the appearance of marble and granite.

Sales and Marketing

Our marketing efforts will be a vital part of our operation. We will be required to market to recycle plants and smelters of our waste PCB and the recovered precious metals from the recycle process. We plan to allocate a significant portion of our operating budget to this marketing effort that may include hiring industry experts, marketing personnel, advertising in trade magazines and publications.

Strategic Relationship

We have no strategic partners and will seek to enter into alliances with technology partners and or other PCB recyclers to increase the possibility of our success in the PCB recycle market. We cannot promise that these efforts will be successful.

Recycle Technology

Our plan is to build up a PCB recycle plant in Asia and USA to handle the increase in PCB and electronic waste. We plan to explore a PCB recycle process where we recycle scrap PCBs in an efficient and environmentally friendly process. The technology involves special crushing of scrap PCBs, followed by separation of the metallic and non-metallic materials with an electric field. The technique has advantages over other methods proposed for recycling PCBs since it does not involve any secondary pollutant harmful to the environment. The Company is now identifying these technologies with the intent to acquire such technology through cooperation or outright technology purchase.

In March 2008, we have signed a License Technology Agreement for PCB Recycle process paying an initial refundable deposit of US$10,000. Under the agreement, the Company will be able to license the technology for recycle PCB's in the USA. The Company will be required to pay a further US$40,000 for the License Technology by September 30, 2008, after which all funds will become non-refundable. We have no sources of financing for implementation of our business plan identified.

Suppliers

We will utilize our contacts in the industry to contact PCB manufacturing plants and electronic waste traders to provide us steady supply of PCBs for our recycle plant. We may also work with local environmental groups to collect electronic products so that we can recycle these products environmentally.

Market

As the world continues to adopt a more digital world, there is a discerning effect of obsolete personal computers, old cell phones and other waste electrical and electronic equipment that needs to be dealt with each year. This e-waste involves in all cases Printed Circuit Boards which are difficult to scrap as waste due to the raw material components.

Printed Circuit Boards ("PCBs") are self-contained modules of interconnected electronic components formed by a thin layer of conducting materials deposited or "printed" on the surface of an insulating boards. They contain materials potentially toxic if released to the environment. However, PCBs are also a rich potential source of valuable metals and other materials that could be recovered and reused. The purity of precious metals in PCBs is more than 10 times higher than that of rich-content minerals. Therefore recycling of PCBs is an important process, not only form the treatment of waste but also form the recovery of valuable materials. Chemicals and mechanical methods are two traditional recycle processes for waste PCBs. However the prospect of chemical method will be limited since the emission of toxic liquid or gas brings secondary pollution to the environment during the process. Mechanical process, such as shape separation, jigging, density-based separation, and electrostatic separation have been widely utilized in the recycling industry. This process is more environmentally friendly.

Competition

Around the world, obsolete electrical/ electronic equipment is discarded with domestic refuse, deposited in landfills, or incinerated without any pre-treatment. Included in that waste is equipment used in the data-processing or entertainment industry, 30% of which may be printed circuit boards. These boards are composed of isolated and integrated units and their scrap contains copper, lead, zinc, and tin, as well as the precious metals gold, silver, and platinum. The recovery of these metals and treating these waste, especially PCBs in the past, has involved the process of hydrometallurgical and thermal process which creates secondary pollution that is harmful to the environment. The intended process we plan to implement does not create secondary pollution and thus is a much environmental friendly process.

The markets for our products and services are competitive, and we face competition from a number of sources. Many of our competitors have substantially greater resources than us. Those resources may include greater name recognition; larger product lines; complementary lines of business; and greater financial, marketing, information systems, and other resources. We can give no assurance that competitive pressures will not materially and adversely affect the Company's business, financial condition, and results of operations.

We believe we will be able to compete effectively with the competitors because (1) we are native in the Chinese market, we know how to deal with the local markets there; (2) We know many local buyers who want to cooperate with us so as to create win-win solution for cross border business operations; (3) we intend to build our own recycle plant once we raise the capital, and this would allow us to penetrate the recycle PCB market in Asia first and then to USA.

Regulations

The electronics waste recycle industry has been subject to extensive regulations to meet environmental standards. In Hong Kong, we will need to receive permission to import and export of hazardous or non-recyclable waste from the Hong Kong Environmental Protection Department (EPD). The Company will acquire the necessary permission from the EPD prior to the importation of the PCBs. In the USA, the recycle process requires the approval of the Environmental Protection Agency ("EPA") which has strict guidelines for dealing with electronic waste. Prior to setting up any recycle plant in the USA, we will need to apply for approval from the EPA in establishment of our plant.

Intellectual Property
None.

Employees

We currently have no other employees other than Mr. Ku. In his capacity as our President, Mr. Ku currently devotes approximately 20% of his time to our business and anticipates that after the next 12 months he will increase his commitment to spending approximately 50% of his time working on our business. Our President Mr. Ku may not be able to devote the time necessary to our business to assure successful implementation of our business plan.

DESCRIPTION OF PROPERTY

Our principal office address is Suite 1609, Jie Yang Building, 271 Lockhart Road, Wanchai, Hong Kong. This is a service office we rent at a monthly basis at a rate of US$150 per month.

We do not intend to renovate, improve, or develop properties. We are not subject to competitive conditions for property and currently have no property in insure. We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages. Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

LEGAL PROCEEDINGS

There are no pending or threatened lawsuits against us.

EXECUTIVE COMPENSATION

Summary Compensation

Since our incorporation on October 31, 2007, we have not paid any compensation to our directors or officers in consideration for their services rendered to our Company in their capacity as such. We have no employment agreements with any of our directors or executive officers. We have no pension, health, annuity, bonus, insurance, stock options, profit sharing or similar benefit plans.

Long Term Compensation
		Annual Compensation			Awards		Payouts
				Other	Restricted	Securities
	Year			Annual	Stock	Underlying	LTIP
Name and	Ended	Salary	Bonus	Compensation	Award(s)	Options/	Payouts	All Other
Principal Position	June 30	($)	($)	($)	($)	SARs (#)	($)	Compensation ($)

Mr. Sau Shan Ku *	2008	-	-	-	-	-	-	-

* Mr. Sau Shan Ku is President, Treasurer, Secretary, Chief Financial Officer, Chief Executive Officer and Director of Oakridge.
Since our incorporation on October 31, 2007, no stock options or stock appreciation rights were granted to any of our directors or executive officers. We have no equity incentive plans.
Outstanding Equity Awards
Since October 31, 2007, none of our director or executive officer has held unexercised options, stock that had not vested, or equity incentive plan awards.
Compensation of Director
Since our incorporation on October 31, 2007, no compensation has been paid to any of our director in consideration for his services rendered in their capacity as director.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are as follows:
Name	Age	Position
Sau Shan KU	40	Director, Chairman, President, Chief Financial Officer and Secretary

Mr. Sau Shan Ku has been our President, Director, Chairman, Treasury, Secretary, Chief Financial Officer and Chief Executive Officer since November 30, 2007. He has over 12 years of work experience in the areas of accounting, finance, and company secretarial duties for a number of listed companies in Hong Kong for the past 5 years. Mr. Ku received a Bachelor of Science degree in Actuarial Science from the Toronto University and a Bachelor of Arts degree in Administrative Studies from York University. Mr. Ku also holds a Master degree in Corporate Finance from the Hong Kong Polytechnic University.

Mr. Sau Shan Ku spends approximately 8 hours per week on our business and expects to spend approximately 20 hours per week on our business in the next 12 months.

No director or officer of the Company has been affiliated with any company that has filed for bankruptcy within the last five years. The Company is not aware of any proceedings to which any of the Company's officers or directors, or any associate of any such officer or director, is a party adverse to the Company or any of the Company's subsidiaries or has a material interest adverse to it or any of its subsidiaries.

Mr. Ku, the only director of the Company serves for a term of one year or until the successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders. Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

Auditors; Code of Ethics; Financial Expert
Our principal independent accountant is Albert Wong & Co., CPA.

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. We do not have a "financial expert" on the board or an audit committee or nominating committee.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Except for
*	The initial issuance of 4,000,000 shares of stock to Mr. Ku for $4,000;
*

Since inception on October 31, 2007 to June 30, 2008, the chief executive officer of Oakridge loaned $8,000 for operating expenses which is unsecured, payable on March 31, 2009, and bear interests at 10% per annum; and

none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

*	Any of our directors or officers;
*	Any person proposed as a nominee for election as a director;
*	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or
*	Any member of the immediate family of any of the foregoing persons.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable common share property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The business address of the shareholders set forth below is Suite 1609, Jie Yang Building, 271 Lockhart Road, Wanchai, Hong Kong.

Name	Security	Total Shares Owned	Percentage
Sau Shan Ku	Common	4,000,000	76.1%
All executive officers and directors as a group [1 person]	Common	4,000,000	76.1%

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 5,260,000 shares of common stock outstanding as of June 30, 2008.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Nevada law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements and the notes thereto which appear elsewhere in this report. The results shown herein are not necessarily indicative of the results to be expected in any future periods. This discussion contains forward-looking statements based on current expectations, which involve uncertainties. Actual results and the timing of events could differ materially from the forward-looking statements as a result of a number of factors.

PLAN OF OPERATIONS
Our plan of operations for the twelve months following the date of this prospectus is to secure and negotiate acquisition contracts with acceptable terms for:
*	Sources of scrap PCBs from factories and recycled vendors
*	Distribute our recovered precious metals to customers
*	Build recycle plant, subject to availability of funds
*	Technology transfer for PCB recycle process

We have signed a License Technology Agreement for PCB Recycle process paying an initial refundable deposit of US$10,000. Under the agreement, the Company will be able to license the technology for recycle PCB's in the USA. The Company will be required to pay a further US$40,000 for the License Technology by September 30, 2008, after which all funds will become non-refundable. We have no sources of financing for implementation of our business plan identified. Other than the above contract, we have no other binding contracts, agreements or commitments for any of these required activities.

Over the next 12 months, we anticipate spending about $40,000 on the license technology, $50,000 on marketing and identifying proper factory site, and another $25,000 on administrative costs, including professional fees and general business expenses, including costs related to complying with our filing obligations as a reporting company. As our operations become more complex, it is anticipated that these costs will increase. We intend to cover these costs from current cash on hand or loans from management.

Our cash on hand, $6,733 as of June 30, 2008, is sufficient to cover only a portion of marketing and administrative expenses. We will require additional funding of $200,000 to implement this Plan of Operations during the next 12 months and at least $300,000 additional funding to implement our business plan.

Until such financing is arranged, we will rely on director loans in order to cover our costs of operations. Our sole director, Mr. Ku has indicated that he is prepared to loan funds to us, but there are no formal arrangements in this regard. He is not legally obligated to loan funds to us. There is no guarantee that we will receive such loans.

Results of Operations for the Period from Inception through June 30, 2008

We have earned no revenues from our incorporation on October 31, 2007 to June 30, 2008. We do not anticipate earning any significant revenues from operations until we establish business relationship with buyers in China who commit to buy products from us and that we can successfully sources those products from our suppliers in Asia and the United States, of which there is no guarantee.

We incurred operating expenses in the amount of $6,142 for the period from our inception on October 31, 2007 to June 30, 2008. These operating expenses were comprised of business development and incorporation of the Company.

We have not attained profitable operations and are dependent upon obtaining financing to complete our business plan. Our independent auditors have indicated in their audit report for the period ended at June 30, 2008 that there is substantial doubt about our ability to continue as a going concern over the next twelve months. Our poor financial condition could inhibit our ability to achieve our business plan and therefore an investor cannot determine if we will ever become profitable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
None.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no trading market for Oakridge's Common Stock at present and there has been no trading market to date. There is no assurance that a trading market will ever develop, or, if such a market does develop that it will continue.

Mr. Sau Shan KU, officer and director, currently owns 4,000,000 shares of common stock. The shares were issued in November 1, 2007 and are deemed restricted securities pursuant to Rule 144. The Company is not registering any of the 4,000,000 Rule 144 shares on this Registration Statement. In April 30, 2008, the 4,000,000 Rule 144 shares purchased by Mr. KU will be eligible for sale pursuant to Rule 144(d)(1) and Rule 144(e)(1). However, the amount of shares that may be sold by Mr. KU will be limited to the amount of securities sold, together with all the sales of restricted and other sold common stock within the previous three months which shall not exceed the greater (i) one percent of the shares or other units of the class outstanding as shown by the most recent report or statement published by the Company, or (ii) if and when a market develops the average weekly reported volume of trading of the Common Stock on all national securities exchanges and quotation systems during the four calendar weeks preceding the filing notice required under Rule 144(h).

OTC Bulletin Board Qualification for Quotation
To have our shares of common stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. To date, we have not identified a market maker to file our application on Form 211 with the NASD.
Sales of our common stock under Rule 144.

Once this registration statement is effective, the shares of our common stock being offered by our selling shareholders will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates," which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

All of 4,000,000 shares of our common stock held by affiliates are restricted securities under Rule 144 of the Securities Act of 1933. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. These restrictions do not apply to resales under Rule 144(k). The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Once this registration statement is effective, the shares of our common stock being offered by our selling shareholders will be freely tradable without restrictions under the Securities Act of 1933.

In addition to the shares available for resale under this registration statement, as a result of the provisions of Rule 144, all of the restricted securities could be available for sale in a public market, if developed, beginning 90 days after the date of this prospectus, assuming the volume and method of sale limitations in Rule 144 can be satisfied to the extent required. The volume limitations limit affiliate sales to no more than 1% of our total issued and outstanding securities every 90 days. The manner of sale limitations require sales through a broker on the market in an unsolicited transaction. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders
As of the date of this registration statement, we had 52 shareholders of record of our common stock.
Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
None.
WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

OAKRIDGE INTERNAIONTAL CORPORATION
(A DEVELOPMENT STAGE COMPANY)

CONTENTS	PAGE

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F1

CONSOLIDATED BALANCE SHEET	F2

CONSOLIDATED STATEMENT OF OPERATION	F3

CONSOLIDATED STATEMENT OF STOCKHOLDERS EQUITY	F4

CONSOLIDATED STATEMENT OF CASH FLOWS	F5

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	F6 - F13

ALBERT WONG & CO.
CERTIFIED PUBLIC ACCOUNTANTS
7 Floor, Nan Dao Commercial Building
359-361 Queen's Road Central
Hong Kong
Tel : 2851 7954
Fax: 2545 4086

ALBERT WONG
B.Soc., Sc., LL.B., P.C.LL., Barrister-at-law, C.P.A.(Practising).

To the Stockholders and Board of Directors Oakridge International Corporation
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying consolidated balance sheet of Oakridge International Corporation, a development stage company (the "Company") and its subsidiary as of June 30, 2008 and the related consolidated statements of operations, stockholders' equity and cash flows for the period from October 31, 2007 (date of inception) to June 30, 2008. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit of these statements in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Oakridge International Corporation as of June 30, 2008 and the results of its operations and its cash flows for the period from October 31, 2007 (date of inception) to June 30, 2008, in conformity with accounting principles generally accepted in the United States of America.

The Company's consolidated financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has accumulated deficit of $6,142 including net losses of $6,142 for the period from October 31, 2007 (date of inception) to June 30, 2008. These factors as discussed in Note 2 to the consolidated financial statements, raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Albert Wong & Co. ALBERT WONG & CO Certified Public Accountants Hong Kong July 11, 2008

OAKRIDGE INTERNATIONAL CORPORATION (A DEVELOPMENT STAGE COMPANY) CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2008 (Stated in US Dollars)
ASSETS	Note

Current assets:
Cash and cash equivalents Deposit on License Technology		$ 6,733 10,000
		-----------------------
Total assets		$ 16,733
		================
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accrued expenses		$ 2,650
Other payable		125
Shareholder loan		8,000
		-----------------------
Total current liabilities		10,775

Stockholders' equity:
Common stock, $0.001 par value, 75,000,000 shares authorized;
5,260,000 shares issued and outstanding	4	5,260
Additional paid up capital	4	6,840
Deficit accumulated during the development stage		(6,142)
		-----------------------
Total stockholders' retained earnings		5,958
		-----------------------
Total liabilities and stockholders' equity		$ 16,733
		================

See accompanying notes to consolidated financial statements.

OAKRIDGE INTERNATIONAL CORPORATION (A DEVELOPMENT STAGE COMPANY) CONSOLIDATED STATEMENT OF OPERATION FOR THE PERIOD FROM OCTOBER 31, 2007 (INCEPTION) TO JUNE 30, 2008 (Stated in US Dollars)

Net revenue	$ -
-----------------------
Cost of revenue	-
Gross profit	-
Selling, general and administrative expense	5,942
-----------------------
Loss from operations	(5,942)
Other expense
Interest expense	200
-----------------------
Net loss	$ (6,142)
================
Weighted average number of shares -
basic and diluted	5,260,000
================
Loss per share - basic and diluted	$ (0.00)
================

*Basic and diluted weighted average number of shares is the same since the Company does not have any dilutive securities

See accompanying notes to consolidated financial statements.

OAKRIDGE INTERNATIONAL CORPORATION (A DEVELOPMENT STAGE COMPANY) CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY FOR THE PERIOD FROM OCTOBER 31, 2007 (INCEPTION) TO JUNE 30, 2008 (Stated in US Dollars)

				Deficit
				accumulated
	Common stock		Additional	during the	Total
	------------------------		paid-in	development	stockholders'
	Shares	Amount	capital	stage	equity/(deficit)
	----------------	----------------	----------------	----------------	----------------------
Balance at October 31, 2007	-	$-	$-	$-	$-
(inception)

Issuance of founder shares for
cash at $0.001 per share -
November 30, 2007	4,500,000	4,500	-	-	4,500

Sale of shares for cash at $0.01
per share March 2008	760,000	760	6,840	-	7,600

Net loss	-	-	-	(6,142)	(6,142)
	-------------------	-------------------	-------------------	-------------------	-------------------
Balance at June 30, 2008	5,260,000	$5,260	$6,840	$(6,142)	$5,958
	=============	=============	=============	=============	=============

See accompanying notes to consolidated financial statements.

OAKRIDGE INTERNATIONAL CORPORATION (A DEVELOPMENT STAGE COMPANY) CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE PERIOD FROM OCTOBER 31, 2007 (INCEPTION) TO JUNE 30, 2008 (Stated in US Dollars)

Cash flows from operating activities:
Net loss	$(6,142)
Increase in assets:
Prepaid expenses	-

Increase in assets:
Deposit on license technology	(10,000)
Increase in liabilities:
Accrued expenses	2,650
Other payable	125
Shareholder loan	8,000
-------------------
Total adjustments	775
-------------------
Net cash used in operating activities	(5,367)
-------------------
Cash flows from financing activities:
Issuance of common stock	12,100
-------------------
Net cash provided by financing activities	12,100
-------------------
Net increase in cash and cash equivalents	6,733

Cash and cash equivalents, beginning	-
-------------------
Cash and cash equivalents, ending	$6,733
=============
Supplemental disclosure of cash flow information:
Interest received	$-
=============
Interest paid	$-
=============
Income taxes paid	$-
=============

See accompanying notes to consolidated financial statements.

OAKRIDGE INTERNATIONAL CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM OCTOBER 31, 2007 (INCEPTION) TO JUNE 30, 2008
(Stated in US Dollars)

1.	ORGANIZATION

Oakridge International Corporation (the "Company") is a Nevada corporation, incorporated on October 31, 2007. The Company is currently a development stage enterprise, as defined by Statement of Financial Accounting Standard ("SFAS") NO. 7 "Accounting and Reporting for Enterprises in the Development Stage". The Company's office is located in Hong Kong, China and its principal business will include trading of Printed Circuit Boards, and the establishment of PCB recyclable operation in USA and in Asia.

As of March 25, 2008, the Company has commenced its operations in the PCB recycle business and has entered into a contract to acquire the PCB Recycle License Technology.
2.	UNCERTAINTY OF ABILITY TO CONTINUE AS A GOING CONCERN

The Company's consolidated financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not generated significant revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the ability of the Company to obtain necessary equity financing to continue operations and the attainment of profitable operations.

As of June 30, 2008 the Company has generated no revenue and has incurred an accumulated deficit since inception totaling $6,142 at June 30, 2008 and its current assets exceed its current liabilities by $5,958 These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors noted above raise substantial doubts regarding the Company's ability to continue as a going concern.

The Company intends to file an S-1 Registration Statement with the United States Securities and Exchange Commission to register 610,000 share of common stock for sale by certain selling shareholders at $0.02 per share for gross proceeds of $12,200. The Company will not receive any proceeds with respect to the resale of shares held by existing shareholders.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASSETS
Basis of Presentation

These consolidated financial statements and related notes are presented in accordance with accounting principals generally accepted in the United States, and are expressed in U.S. dollars. The Company's fiscal year end is June30.

OAKRIDGE INTERNATIONAL CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM OCTOBER 31, 2007 (INCEPTION) TO JUNE 30, 2008
(Stated in US Dollars)
3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASSETS (CONTINUESD)
Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principals of Consolidation

The consolidated financial statements for the period ended June 30, 2008 include the financial statements of the Company and its wholly owned subsidiary Waytop Asia Pacific Limited. The results of subsidiary acquired or sold during the period are consolidated from their effective dates of acquisition or through their effective dates of disposition, respectively.

All significant inter-company transactions and balances have been eliminated on consolidation.
Name of Company	Place of Incorporation	Attributable interest

Waytop Asia Pacific Limited	Hong Kong	100%
Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128. "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per Share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

Fair Value of Financial Instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. Unless otherwise indicated, the fair values of all reported assets and liabilities, which represent financial instruments, none of which are held for trading purposes, approximate are carrying values of such amounts.

Cash and Cash Equivalents
The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

OAKRIDGE INTERNATIONAL CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM OCTOBER 31, 2007 (INCEPTION) TO JUNE 30, 2008
(Stated in US Dollars)
3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASSETS (CONTINUESD)
Income Tax

The Company accounts for income taxes under SFAS 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. "Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. "Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. "A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Foreign Currency Translation

The Company's functional and reporting currency is the United States dollar. The accounts of the Company's Hong Kong subsidiary are maintained in Hong Kong dollars. Such financial statements are translated into U.S. Dollars (USD) in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation", with the respective currency as the functional currency. According to the Statement, all assets and liabilities were translated at the exchange rate on the balance sheet date, stockholder's equity are translated at the historical rates and statement of operations items are translated at the weighted average exchange rate for the year. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income". As of June 30, 2008, the difference was immaterial.

Stock-based compensation

SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and has adopted the disclosure only provisions of SFAS 123. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee is required to pay for the stock. The Company has not issued any stock or share based payments since its inception.

OAKRIDGE INTERNATIONAL CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM OCTOBER 31, 2007 (INCEPTION) TO JUNE 30, 2008
(Stated in US Dollars)
3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASSETS (CONTINUESD)
Stock-based compensation (Continued)

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services". Valuation of shares for services is based on the estimated fair market value of the services performed.

Issuance of shares for service

The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

Revenue Recognition

The Company recognizes its revenue in accordance with the Securities and Exchange Commissions ("SEC") Staff Accounting Bulletin No.104, Revenue Recognition in Financial Statements ("SAB 104"). Revenue is recognized upon shipment, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable and collection of the related receivable is reasonably assured. Revenue is recorded net of estimated product returns, which is based upon the Company's return policy, sales agreements, management estimates of potential future product returns related to current period revenue, current economic trends, changes in customer composition and historical experience.

OAKRIDGE INTERNATIONAL CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM OCTOBER 31, 2007 (INCEPTION) TO JUNE 30, 2008
(Stated in US Dollars)
3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASSETS (CONTINUESD)
Recent Pronouncements

In February 2007, the FASB issued SFAS 159, "The Fair Value Option for Financial Assets and Financial Liabilities " which permits entities to choose to measure many financial instruments and certain other items at fair value. The unrealized gains and losses on items for which the fair value option has been elected should be reported in earnings. The decision to elect the fair value option is determined on an instrument-by-instrument basis, should be applied to an entire instrument and is irrevocable. Assets and liabilities measured at fair value pursuant to the fair value option should be reported separately in the balance sheet from those instruments measured using other measurement attributes. SFAS No. 159 is effective as of the beginning of the Company's 2008 fiscal year. We are currently in the process of evaluating the expected effect of SFAS No. 159 on our consolidated financial position, results of operations.

In December 2007, FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No. 51" (SFAS 160). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent's ownership of a noncontrolling interests, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent's ownership interest while the parent retains its controlling financial interest and fair value measurement of any retain noncontrolling equity investment. SFAS 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The adoption of SFAS No. 160 is not expected to have a material effect on our consolidated financial position and results of operation or cash flows.

In December 2007, the SEC issued Staff Accounting Bulletin No. 110 ("SAB 110"). SAB 110 permits companies to continue to use the simplified method, under certain circumstances, in estimating the expected term of "plain vanilla" options beyond December 31, 2007. SAB 110 updates guidance provided in SAB 107 that previously stated that the Staff would not expect a company to use the simplified method for share option grants after December 31, 2007. Adoption of SAB 110 is not expected to have a material impact on the Company's consolidated financial statements.

OAKRIDGE INTERNATIONAL CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM OCTOBER 31, 2007 (INCEPTION) TO JUNE 30, 2008
(Stated in US Dollars)
3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASSETS (CONTINUESD)
Recent Pronouncements (Continued)

In December 2007, the FASB issued SFAS 141R, Business Combinations ("SFAS 141R"), which replaces FASB SFAS 141, Business Combinations. This Statement retains the fundamental requirements in SFAS 141 that the acquisition methods of accounting be used for all business combinations and for an acquirer to be identified for each business combinations. SFAS 141R defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control. SFAS 141R will require an entity to record separately from the business combination the direct costs, where previously theses costs were included in the total allocated cost of the acquisition. SFAS 141R will require an entity to recognize the assets acquires, liabilities assumed, and any non-controlling interest in the acquired at he acquisition date, at their fair values as of that date. This compares to the costs allocation method previously required by SFAS No. 141. SFAS 141R will require an entity to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met. Finally, SFAS 141R will require an entity to recognize contingent consideration at the date of acquisition, based on the fair value at that date. This Statement will be effective for business combinations completed on or after the first annual reporting period beginning on or after December 15, 2008. Early adoption of this standard is not permitted and the standard are to be applied prospectively only. Upon adoption of this standard, there would be no impact on the Company's results of operation and financial conditions for acquisitions previously completed. The adoption of SFAS No. 141R is not expected to have a material effect on our consolidated financial position, results of operation or cash flows.

In March 2008, The Financial Accounting Standards Board ("FASB") issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities. The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The adoption of SFAS No. 161 is not expected to have a material effect on our consolidated financial position, results of operation or cash flows.

4.	COMMON STOCK

On November 30, 2007, the Company issued 4,500,000 shares of the Company at $0.001 per share for cash proceeds of $4,500, of which 4,000,000 shares were issued to the President of the Company for $4,000.

During the period from March 11 to 18, 2008, the Company issued 760,000 shares of the Company at $0.01 per share for cash proceeds of $7,600.

OAKRIDGE INTERNATIONAL CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM OCTOBER 31, 2007 (INCEPTION) TO JUNE 30, 2008
(Stated in US Dollars)
5.	RELATED COMPANY TRANSACTIONS
During the period ended June 30, 2008 the Director subscribed for 4,000,000 shares in the Company at $0.001 per share for a total amount of $4,000.

On March 31, 2008, the President and major shareholder of the Company loaned $8,000 to the Company for working capital. The loan is unsecured, payable on March 31, 2009 and bears interests at 10% per annum.

6.	INCOME TAXES

No provision was made for income tax for the period ended June 30, 2008 as the Company and its subsidiary had operating losses. In the period ended June 30, 2008 the Company and its subsidiary incurred net operating losses for tax purposes of approximately $2,950 and $3,192, respectively. Total net operating losses carried forward at June 30, 2008, (i) for Federal and State purposes were $2,950 and $2,950, respectively and (ii) for its entities outside of the United States were $3,192 for the period ended June 30, 2008. The net operating loss carry-forward may be used to reduce taxable income through the year 2026. The availability of the Company's net operating loss carry-forwards is subject to limitation if there is a 50% or more change in the ownership of the Company's stock.

There was no significant differences between reportable income tax and statutory income tax. The gross deferred tax asset balance as of June 30, 2008 was approximately $1,001 of which $442 was for US federal income tax and $559 was for Hong Kong income tax. A 100% valuation allowance has been established against the deferred tax asset, as the utilization of the loss carry-forwards cannot reasonably be assured.

As reconciliation between the income taxes computed at the Hong Kong statutory rate and the Group's provision for income taxes is as follows:
June 30
2008
$

Hong Kong statutory rate	17.5%
Valuation allowance Hong Kong Rate	(17.5%)
Provision for income tax	-

OAKRIDGE INTERNATIONAL CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM OCTOBER 31, 2007 (INCEPTION) TO JUNE 30, 2008
(Stated in US Dollars)
6.	COMMITMENT

On March 25, 2008, the Company entered into an agreement to evaluate a PBC Recyclable Process for the U.S.A. market. An initial refundable $10,000 was paid and a further $40,000 is required to be paid for the technology license by September 30, 2008, provided that the Company has successfully evaluated the technology for the U.S.A. market.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION DATED________, 2008

Dealer Prospectus Delivery Obligation

Until _________ (90 days from the date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

ITEM	AMOUNT

SEC Registration Fee*	$3
Legal Fees and Expenses*	25,000
Accounting Fees and Expenses*	25,000
Miscellaneous*	15,000
---------
Total*	$65,003
=========
* Estimated Figure
INDEMNIFICATION OF OFFICERS AND DIRECTORS
Our officers and director are indemnified as provided by the Nevada Revised Statutes ("NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
(3)	a transaction from which the director derived an improper personal profit; and
(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;
(2)	the proceeding was authorized by our Board of Directors;
(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

RECENT SALES OF UNREGISTERED SECURITIES
On November 30, 2007, there was an initial issuance of 4,500,000 shares of stock for $4,500, of which 4,000,000 shares were issued to Mr. Ku, the president and founder of our Company.
From February 9, 2008 to March 18, 2008, we sold 760,000 shares of common stock to 49 non-U.S. citizens and residents at a price of $0.01 for total consideration of $7,600.
We relied upon Regulation S of the Securities Act of 1933, as amended, for the above issuances to non-US citizens or residents.
We believed that Regulation S was available because:
*	None of these issuances involved underwriters, underwriting discounts or commissions;
*	We placed Regulation S required restrictive legends on all certificates issued;
*	No offers or sales of stock under the Regulation S offering were made to persons in the United States;
*	No direct selling efforts of the Regulation S offering were made in the United States.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
The following exhibits are filed as part of this Registration Statement:
Number	Exhibit Name
3.1	Articles of Incorporation, as amended
3.2	Bylaws
5.1	Legal opinion to be filed by amendment
23.1	Consent of Albert Wong & Co., CPA
23.2	Consent of Counsel (included in Exhibit 5.1)
All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Articles of Incorporation and By-Laws.
UNDERTAKINGS
The undersigned registrant hereby undertakes:
1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
(a)	include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(b)

reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and

(c)	include any additional or changed material information on the plan of distribution.
2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);
(ii)	any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;
(iii)	the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and
(iv)	any other communication that is an offer in the offering made by us to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on our behalf by the undersigned, in Hong Kong on July 14, 2008.

OAKRIDGE INTERNATIONAL CORPORATION

Title	Name	Date	Signature
Principal Executive Officer	Sau Shan KU	July 14, 2008	/s/ Sau Shan KU
Principal Financial Officer and	Sau Shan KU	July 14, 2008	/s/ Sau Shan KU
Principal Accounting Officer	Sau Shan KU	July 14, 2008	/s/ Sau Shan KU
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.
Title	Name	Date	Signature
Director	Sau Shan KU	July 14, 2008	/s/ Sau Shan KU

EXHIBIT 3.1
ARTICLES OF INCORPORATION of Oakridge International Corporation
First.	The name of the corporation is Oakridge International Corporation.
Second.

The registered office of the corporation is located at Suite 1609, Jie Yang Building, 271 Lockhart Road, Wanchai, Hong Kong. The corporation may maintain an office, or offices, in such other places within or without the State of Nevada as may be from time to time designated by the Board of Directors or the By-Laws of the corporation. The corporation may conduct all corporation business of every kind and nature outside the State of Nevada as well as within the State of Nevada.

Third.	The objects for which this corporation is formed are to engage in any lawful activity, including, but not limited to the following:
a)	Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.
b)	May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.
c)

Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.

d)	Shall have power to sue and be sued in any court of law or equity.
e)	Shall have power to make contracts.
f)

Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country.

g)	Shall have power to appoint such officers and agents as the affairs of the corporation shall require, and to allow them suitable compensation.
h)

Shall have power to make By-Laws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.

i)	Shall have power to wind up and dissolve itself, or be wound up or dissolved.
j)

Shall have power to adopt and use a common seal or stamp, and alter the same at pleasure. The use of a seal or stamp by the corporation on any corporate documents is not necessary. The corporation may use a seal or stamp, if it desires, but such use or nonuse shall not in any way affect the legality of the document.

k)

Shall have the power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.

l)

Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all rights, powers and privileges of ownership, including the right to vote, if any.

m)	Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefore its capital, capital surplus, surplus, or other property to fund.
n)

Shall have power to conduct business, have one or more offices, and conduct any legal activity in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries,

o)

Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects set forth in the certificate or articles of incorporation of the corporation, or any amendments thereof.

p)	Shall have power to make donations for the public welfare or for charitable, scientific or educational purposes.
q)	Shall have power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities, as may be allowed by law.
Fourth.

That the total number of common stock authorized that may be issued by the Corporation is seventy-five million (75,000,000) shares of stock with a par value of one tenth of one cent ($0.001) per share and no other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such considerations as may be fixed by the Board of Directors.

Fifth.

The governing board of the corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this corporation, providing that the number of directors shall not be reduced to fewer than one (1). The first Board of Directors shall be one (1) in number and the name and post office address of the Director shall be listed as follows:

Te Hwai HO Suite 1609, Jie Yang Building, 271 Lockhart Road, Wancahi, Hong Kong

Sixth.	The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.
Seventh.	The name and post office address of the Director signing the Articles of Incorporation is as follows:
Sau Shan KU Suite 1609, Jie Yang Building, 271 Lockhart Road, Wancahi, Hong Kong
Eighth.

The Resident Agent for this corporation shall be Business Filings Incorporated. The address of the Resident Agent is 6100 Neil Road, Suite 500, Reno, Nevada 89511. The registered or statutory address of this corporation shall be: Suite 1609, Jie Yang Building, 271 Lockhart Road, Wancahi, Hong Kong.

Ninth.	The corporation is to have perpetual existence.
Tenth.	In furtherance and not in limitation of the powers conferred by the statute, the Board of Directors is expressly authorized:
a)	Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or amend the By-Laws of the corporation.
b)

To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this corporation.

c)

By resolution passed by a majority of the whole Board, to designate one (1) or more committees, each committee to consist of one or more of the Directors of the corporation, which, to the extent provided in the resolution, or in the By-Laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation. Such committee, or committees, shall have such name, or names as may be stated in the By-Laws of the corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

d)

When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and for the best interests of the corporation.

Eleventh.

No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

Twelfth.

No Director or Officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a Director or Officer involving any act or omission of any such Director or Officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a Director or Officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the Stockholders of the corporation shall be prospective only, and shall not adversely affect any limitations on the personal liability of a Director or Officer of the corporation for acts or omissions prior to such repeal or modification.

Thirteenth.

This corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

I, the undersigned, being the secretary hereinbefore named for the purpose of forming a corporation pursuant to General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this December 1, 2007.

/s/ Sau Shan KU
--------------------
Sau Shan KU
Secretary

EXHIBIT 3.2
BYLAWS OF (the "Corporation") ARTICLE I: MEETINGS OF SHAREHOLDERS
Section 1 - Annual Meetings
The annual meeting of the shareholders of the Corporation shall be held at the time fixed, from time to time, by the Board of Directors.
Section 2 - Special Meetings
Special meetings of the shareholders may be called by the Board of Directors or such person or persons authorized by the Board of Directors.
Section 3 - Place of Meetings
Meetings of shareholders shall be held at the registered office of the Corporation, or at such other places, within or without the State of Nevada as the Board of Directors may from time to time fix.
Section 4 - Notice of Meetings

A notice convening an annual or special meeting which specifies the place, day, and hour of the meeting, and the general nature of the business of the meeting, must be faxed, personally delivered or mailed postage prepaid to each shareholder of the Corporation entitled to vote at the meeting at the address of the shareholder as it appears on the stock transfer ledger of the Corporation, at least ten (10) days prior to the meeting. Accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, a shareholder will not invalidate the proceedings at that meeting.

Section 5 - Action Without a Meeting

Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote if written consents are signed by shareholders representing a majority of the shares entitled to vote at such a meeting, except however, if a different proportion of voting power is required by law, the Articles of Incorporation or these Bylaws, than that proportion of written consents is required. Such written consents must be filed with the minutes of the proceedings of the shareholders of the Corporation.

Section 6 - Quorum
a)

No business, other than the election of the chairman or the adjournment of the meeting, will be transacted at an annual or special meeting unless a quorum of shareholders, entitled to attend and vote, is present at the commencement of the meeting, but the quorum need not be present throughout the meeting.

b)	Except as otherwise provided in these Bylaws, a quorum is two persons present and being, or representing by proxy, shareholders of the Corporation.
c)

If within half an hour from the time appointed for an annual or special meeting a quorum is not present, the meeting shall stand adjourned to a day, time and place as determined by the chairman of the meeting.

Section 7 - Voting

Subject to a special voting rights or restrictions attached to a class of shares, each shareholder shall be entitled to one vote for each share of stock in his or her own name on the books of the corporation, whether represented in person or by proxy.

Section 8 - Motions
No motion proposed at an annual or special meeting need be seconded.
Section 9 - Equality of Votes

In the case of an equality of votes, the chairman of the meeting at which the vote takes place is not entitled to have a casting vote in addition to the vote or votes to which he may be entitled as a shareholder of proxyholder.

Section 10 - Dispute as to Entitlement to Vote
In a dispute as to the admission or rejection of a vote at an annual or special meeting, the decision of the chairman made in good faith is conclusive.
Section 11 - Proxy
a)

Each shareholder entitled to vote at an annual or special meeting may do so either in person or by proxy. A form of proxy must be in writing under the hand of the appoint or of his or her attorney duly authorized in writing, or, if the appointor is a corporation, either under the seal of the corporation or under the hand of a duly authorized officer or attorney. A proxyholder need not be a shareholder of the Corporation.

b)

A form of proxy and the power of attorney or other authority, if any, under which it is signed or a facsimiled copy thereof must be deposited at the registered office of the Corporation or at such other place as is specified for that purpose in the notice convening the meeting. In addition to any other method of depositing proxies provided for in these Bylaws, the Directors may from time to time by resolution make regulations relating to the depositing of proxies at a place or places and fixing the time or times for depositing the proxies not exceeding 48 hours (excluding Saturdays, Sundays and holidays) preceding the meeting or adjourned meeting specified in the notice calling a meeting of shareholders.

ARTICLE II: BOARD OF DIRECTORS

Section 1 - Number, Term, Election and Qualifications
a)

The first Board of Directors of the Corporation, and all subsequent Boards of the Corporation, shall consist of not less than one (1) and not more than nine (9) directors. The number of Directors may be fixed and changed from time to time by ordinary resolution of the shareholders of the Corporation.

b)

The first Board of Directors shall hold office until the first annual meeting of shareholders and until their successors have been duly elected and qualified or until there is a decrease in the number of directors. Thereinafter, Directors will be elected at the annual meeting of shareholders and shall hold office until the annual meeting of the shareholders next succeeding his or her election, or until his or her prior death, resignation or removal. Any Director may resign at any time upon written notice of such resignation to the Corporation.

c)	A casual vacancy occurring in the Board may be filled by the remaining Directors.
d)

Between successive annual meetings, the Directors have the power to appoint one or more additional Directors but not more than 1/2 of the number of Directors fixed at the last shareholder meeting at which Directors were elected. A Director so appointed holds office only until the next following annual meeting of the Corporation, but is eligible for election at that meeting. So long as he or she is an additional Director, the number of Directors will be increased accordingly.

e)	A Director is not required to hold a share in the capital of the Corporation as qualification for his or her office.
Section 2 - Duties, Powers and Remuneration
a)

The Board of Directors shall be responsible for the control and management of the business and affairs, property and interests of the Corporation and may exercise all powers of the Corporation, except for those powers conferred upon or reserved for the shareholders or any other persons as required under Nevada state law, the Corporation's Articles of Incorporation or by these Bylaws.

b)	The remuneration of the Directors may from time to time be determined by the Directors or, if the Directors decide, by the shareholders.

Section 3 - Meetings of Directors
a)

The President of the Corporation shall preside as chairman at every meeting of the Directors, or if the President is not present or is not willing to act as chairman, the Directors present shall choose one of their number to be chairman of the meeting.

b)

The Directors may meet together for the dispatch of business, and adjourn and otherwise regulate their meetings as they think fit. Questions arising at a meeting must be decided by a majority of votes. In case of an equality of votes the chairman does not have a second or casting vote. Meetings of the Board held at regular intervals may be held at the place and time upon the notice (if any) as the Board may by resolution from time to time determine.

c)

A Director may participate in a meeting of the Board or of a committee of the Directors using conference telephones or other communications facilities by which all Directors participating in the meeting can hear each other and provided that all such Directors agree to such participation. A Director participating in a meeting in accordance with this Bylaw is deemed to be present at the meeting and to have so agreed. Such Director will be counted in the quorum and entitled to speak and vote at the meeting.

d)

A Director may, and the Secretary on request of a Director shall, call a meeting of the Board. Reasonable notice of the meeting specifying the place, day and hour of the meeting must be given by mail, postage prepaid, addressed to each of the Directors and alternate Directors at his or her address as it appears on the books of the Corporation or by leaving it at his or her usual business or residential address or by telephone, facsimile or other method of transmitting legibly recorded messages. It is not necessary to give notice of a meeting of Directors to a Director immediately following a shareholder meeting at which the Director has been elected, or is the meeting of Directors at which the Director is appointed.

e)

A Director of the Corporation may file with the Secretary a document executed by him waiving notice of a past, present or future meeting or meetings of the Directors being, or required to have been, sent to him and may at any time withdraw the waiver with respect to meetings held thereafter. After filing such waiver with respect to future meetings and until the waiver is withdrawn no notice of a meeting of Directors need be given to the Director. All meetings of the Directors so held will be deemed not to be improperly called or constituted by reason of notice not having been given to the Director.

f)

The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and if not so fixed is a majority of the Directors or, if the number of Directors is fixed at one, is one Director.

g)

The continuing Directors may act notwithstanding a vacancy in their body but, if and so long as their number is reduced below the number fixed pursuant to these Bylaws as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number of Directors to that number, or of summoning a shareholder meeting of the Corporation, but for no other purpose.

h)

All acts done by a meeting of the Directors, a committee of Directors, or a person acting as a Director, will, notwithstanding that it be afterwards discovered that there was some defect in the qualification, election or appointment of the Directors, shareholders of the committee or person acting as a Director, or that any of them were disqualified, be as valid as if the person had been duly elected or appointed and was qualified to be a Director.

i)

A resolution consented to in writing, whether by facsimile or other method of transmitting legibly recorded messages, by all of the Directors is as valid as if it had been passed at a meeting of the Directors duly called and held. A resolution may be in two or more counterparts which together are deemed to constitute one resolution in writing. A resolution must be filed with the minutes of the proceedings of the directors and is effective on the date stated on it or on the latest date stated on a counterpart.

j)	All Directors of the Corporation shall have equal voting power.
Section 4 - Removal

One or more or all the Directors of the Corporation may be removed with or without cause at any time by a vote of two-thirds of the shareholders entitled to vote thereon, at a special meeting of the shareholders called for that purpose.

Section 5 - Committees
a)

The Directors may from time to time by resolution designate from among its members one or more committees, and alternate members thereof, as they deem desirable, each consisting of one or more members, with such powers and authority (to the extent permitted by law and these Bylaws) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board of Directors and unless otherwise stated by law, the Certificate of Incorporation of the Corporation or these Bylaws, shall be governed by the rules and regulations stated herein regarding the Board of Directors.

b)

Each Committee shall keep regular minutes of its transactions, shall cause them to be recorded in the books kept for that purpose, and shall report them to the Board at such times as the Board may from time to time require. The Board has the power at any time to revoke or override the authority given to or acts done by any Committee.

ARTICLE III: OFFICERS

Section 1 - Number, Qualification, Election and Term of Office
a)

The Corporation's officers shall have such titles and duties as shall be stated in these Bylaws or in a resolution of the Board of Directors which is not inconsistent with these Bylaws. The officers of the Corporation shall consist of a president, secretary, treasurer, and also may have one or more vice presidents, assistant secretaries and assistant treasurers and such other officers as the Board of Directors may from time to time deem advisable. Any officer may hold two or more offices in the Corporation, and may or may not also act as a Director.

b)	The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.
c)

Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his or her election, and until his or her successor shall have been duly elected and qualified, subject to earlier termination by his or her death, resignation or removal.

Section 2 - Resignation
Any officer may resign at any time by giving written notice of such resignation to the Corporation.
Section 3 - Removal
Any officer appointed by the Board of Directors may be removed by a majority vote of the Board, either with or without cause, and a successor appointed by the Board at any time, and any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer.
Section 4 - Remuneration
The remuneration of the Officers of the Corporation may from time to time be determined by the Directors or, if the Directors decide, by the shareholders.
Section 5 - Conflict of Interest

Each officer of the Corporation who holds another office or possesses property whereby, whether directly or indirectly, duties or interests might be created in conflict with his or her duties or interests as an officer of the Corporation shall, in writing, disclose to the President the fact and the nature, character and extent of the conflict and abstain from voting with respect to any resolution in which the officer has a personal interest.

ARTICLE V: SHARES OF STOCK

Section 1 - Certificate of Stock
a)	The shares of the Corporation shall be represented by certificates or shall be uncertificated shares.
b)

Certificated shares of the Corporation shall be signed, either manually or by facsimile, by officers or agents designated by the Corporation for such purposes, and shall certify the number of shares owned by the shareholder in the Corporation. Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of the officers or agents, the transfer agent or transfer clerk or the registrar of the Corporation may be printed or lithographed upon the certificate in lieu of the actual signatures. If the Corporation uses facsimile signatures of its officers and agents on its stock certificates, it cannot act as registrar of its own stock, but its transfer agent and registrar may be identical if the institution acting in those dual capacities countersigns or otherwise authenticates any stock certificates in both capacities. If any officer who has signed or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

c)

If the Corporation issued uncertificated shares as provided for in these Bylaws, within a reasonable time after the issuance or transfer of such uncertificated shares, and at least annually thereafter, the Corporation shall send the shareholder a written statement certifying the number of shares owned by such shareholder in the Corporation.

d)

Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

e)	If a share certificate:
(i)

is worn out or defaced, the Directors shall, upon production to them of the certificate and upon such other terms, if any, as they may think fit, order the certificate to be cancelled and issue a new certificate;

(ii)

is lost, stolen or destroyed, then upon proof being given to the satisfaction of the Directors and upon and indemnity, if any being given, as the Directors think adequate, the Directors shall issue a new certificate; or

(iii)

represents more than one share and the registered owner surrenders it to the Corporation with a written request that the Corporation issue in his or her name two or more certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the certificate so surrendered, the Corporation shall cancel the certificate so surrendered and issue new certificates in accordance with such request.

Section 2 - Transfers of Shares
a)

Transfers or registration of transfers of shares of the Corporation shall be made on the stock transfer books of the Corporation by the registered holder thereof, or by his or her attorney duly authorized by a written power of attorney; and in the case of shares represented by certificates, only after the surrender to the Corporation of the certificates representing such shares with such shares properly endorsed, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and the payment of all stock transfer taxes due thereon.

b)

The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 3 - Record Date
a)

The Directors may fix in advance a date, which must not be more than 60 days permitted by the preceding the date of a meeting of shareholders or a class of shareholders, or of the payment of a dividend or of the proposed taking of any other proper action requiring the determination of shareholders as the record date for the determination of the shareholders entitled to notice of, or to attend and vote at, a meeting and an adjournment of the meeting, or entitled to receive payment of a dividend or for any other proper purpose and, in such case, notwithstanding anything in these Bylaws, only shareholders of records on the date so fixed will be deemed to be the shareholders for the purposes of this Bylaw.

b)

Where no record date is so fixed for the determination of shareholders as provided in the preceding Bylaw, the date on which the notice is mailed or on which the resolution declaring the dividend is adopted, as the case may be, is the record date for such determination.

Section 4 - Fractional Shares

Notwithstanding anything else in these Bylaws, the Corporation, if the Directors so resolve, will not be required to issue fractional shares in connection with an amalgamation, consolidation, exchange or conversion. At the discretion of the Directors, fractional interests in shares may be rounded to the nearest whole number, with fractions of 1/2 being rounded to the next highest whole number, or may be purchased for cancellation by the Corporation for such consideration as the Directors determine. The Directors may determine the manner in which fractional interests in shares are to be transferred and delivered to the Corporation in exchange for consideration and a determination so made is binding upon all shareholders of the Corporation. In case shareholders having fractional interests in shares fail to deliver them to the Corporation in accordance with a determination made by the Directors, the Corporation may deposit with the Corporation's Registrar and Transfer Agent a sum sufficient to pay the consideration payable by the Corporation for the fractional interests in shares, such deposit to be set aside in trust for such shareholders. Such setting aside is deemed to be payment to such shareholders for the fractional interests in shares not so delivered which will thereupon not be considered as outstanding and such shareholders will not be considered to be shareholders of the Corporation with respect thereto and will have no right except to receive payment of the money so set aside and deposited upon delivery of the certificates for the shares held prior to the amalgamation, consolidation, exchange or conversion which result in fractional interests in shares.

ARTICLE VI: DIVIDENDS

a)

Dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine and shares may be issued pro rata and without consideration to the Corporation's shareholders or to the shareholders of one or more classes or series.

b)	Shares of one class or series may not be issued as a share dividend to shareholders of another class or series unless such issuance is in accordance with the Articles of Incorporation and:
(i)	a majority of the current shareholders of the class or series to be issued approve the issue; or
(ii)	there are no outstanding shares of the class or series of shares that are authorized to be issued as a dividend.

ARTICLE VII: BORROWING POWERS

a)	The Directors may from time to time on behalf of the Corporation:
(i)	borrow money in such manner and amount, on such security, from such sources and upon such terms and conditions as they think fit,
(ii)	issue bonds, debentures and other debt obligations either outright or as security for liability or obligation of the Corporation or another person, and
(iii)

mortgage, charge, whether by way of specific or floating charge, and give other security on the undertaking, or on the whole or a part of the property and assets of the Corporation (both present and future).

b)

A bond, debenture or other debt obligation of the Corporation may be issued at a discount, premium or otherwise, and with a special privilege as to redemption, surrender, drawing, allotment of or conversion into or exchange for shares or other securities, attending and voting at shareholder meetings of the Corporation, appointment of Directors or otherwise, and may by its terms be assignable free from equities between the Corporation and the person to whom it was issued or a subsequent holder thereof, all as the Directors may determine.

ARTICLE VIII: FISCAL YEAR

The fiscal year end of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors from time to time, subject to applicable law.

ARTICLE IX: CORPORATE SEAL

The corporate seal, if any, shall be in such form as shall be prescribed and altered, from time to time, by the Board of Directors. The use of a seal or stamp by the Corporation on corporate documents is not necessary and the lack thereof shall not in any way affect the legality of a corporate document.

ARTICLE X: AMENDMENTS

Section 1 - By Shareholders

All Bylaws of the Corporation shall be subject to alteration or repeal, and new Bylaws may be made by a majority vote of the shareholders at any annual meeting or special meeting called for that purpose.
Section 2 - By Directors
The Board of Directors shall have the power to make, adopt, alter, amend and repeal, from time to time, Bylaws of the Corporation.

ARTICLE XI: DISCLOSURE OF INTEREST OF DIRECTORS

a)

A Director who is, in any way, directly or indirectly interested in an existing or proposed contract or transaction with the Corporation or who holds an office or possesses property whereby, directly or indirectly, a duty or interest might be created to conflict with his or her duty or interest as a Director, shall declare the nature and extent of his or her interest in such contract or transaction or of the conflict with his or her duty and interest as a Director, as the case may be.

b)

A Director shall not vote in respect of a contract or transaction with the Corporation in which he is interested and if he does so his or her vote will not be counted, but he will be counted in the quorum present at the meeting at which the vote is taken. The foregoing prohibitions do not apply to:

(i)

a contract or transaction relating to a loan to the Corporation, which a Director or a specified corporation or a specified firm in which he has an interest has guaranteed or joined in guaranteeing the repayment of the loan or part of the loan;

(ii)	a contract or transaction made or to be made with or for the benefit of a holding corporation or a subsidiary corporation of which a Director is a director or officer;
(iii)

a contract by a Director to subscribe for or underwrite shares or debentures to be issued by the Corporation or a subsidiary of the Corporation, or a contract, arrangement or transaction in which a Director is directly or indirectly interested if all the other Directors are also directly or indirectly interested in the contract, arrangement or transaction;

(iv)	determining the remuneration of the Directors;
(v)	purchasing and maintaining insurance to cover Directors against liability incurred by them as Directors; or
(vi)	the indemnification of a Director by the Corporation.

c)

A Director may hold an office or place of profit with the Corporation (other than the office of Auditor of the Corporation) in conjunction with his or her office of Director for the period and on the terms (as to remuneration or otherwise) as the Directors may determine. No Director or intended Director will be disqualified by his or her office from contracting with the Corporation either with regard to the tenure of any such other office or place of profit, or as vendor, purchaser or otherwise, and, no contract or transaction entered into by or on behalf of the Corporation in which a Director is interested is liable to be voided by reason thereof.

d)

A Director or his or her firm may act in a professional capacity for the Corporation (except as Auditor of the Corporation), and he or his or her firm is entitled to remuneration for professional services as if he were not a Director.

e)

A Director may be or become a director or other officer or employee of, or otherwise interested in, a corporation or firm in which the Corporation may be interested as a shareholder or otherwise, and the Director is not accountable to the Corporation for remuneration or other benefits received by him as director, officer or employee of, or from his or her interest in, the other corporation or firm, unless the shareholders otherwise direct.

ARTICLE XII: ANNUAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT

The Corporation shall, within sixty days after the filing of its Articles of Incorporation with the Secretary of State, and annually thereafter on or before the last day of the month in which the anniversary date of incorporation occurs each year, file with the Secretary of State a list of its president, secretary and treasurer and all of its Directors, along with the post office box or street address, either residence or business, and a designation of its resident agent in the state of Nevada. Such list shall be certified by an officer of the Corporation.

ARTICLE XIII: INDEMNITY OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

a)

The Directors shall cause the Corporation to indemnify a Director or former Director of the Corporation and the Directors may cause the Corporation to indemnify a director or former director of a corporation of which the Corporation is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a Director of the Corporation or a director of such corporation, including an action brought by the Corporation or corporation. Each Director of the Corporation on being elected or appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

b)

The Directors may cause the Corporation to indemnify an officer, employee or agent of the Corporation or of a corporation of which the Corporation is or was a shareholder (notwithstanding that he is also a Director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of the Corporation or corporation. In addition the Corporation shall indemnify the Secretary or an Assistance Secretary of the Corporation (if he is not a full time employee of the Corporation and notwithstanding that he is also a Director), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to the Secretary by the Corporation Act or these Articles and each such Secretary and Assistant Secretary, on being appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

c)

The Directors may cause the Corporation to purchase and maintain insurance for the benefit of a person who is or was serving as a Director, officer, employee or agent of the Corporation or as a director, officer, employee or agent of a corporation of which the Corporation is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a Director, officer, employee or agent.

CERTIFIED TO BE THE BYLAWS OF:

OAKRIDGE INTERNATIONAL CORPORATION

PER:

/S/ Sau Shan KU

Sau Shan KU, SECRETARY

EXHITBIT 5.1
To be filed by amendment

EXHITBIT 23.1

ALBERT WONG & CO.
CERTIFIED PUBLIC ACCOUNTANTS
7 Floor, Nan Dao Commercial Building
359-361 Queen's Road Central
Hong Kong
Tel : 2851 7954
Fax: 2545 4086

ALBERT WONG
B.Soc., Sc., LL.B., P.C.LL., Barrister-at-law, C.P.A.(Practising).

July 14, 2008
U.S. SECURITIES AND EXCHANGE COMMISSION Division of Corporation Finance 100 F Street, N.E., Washington, D.C. 20549
RE: OAKRIDGE INTERNATIONAL CORPORATION. - FORM S-1
Dear Sirs:
As independent registered public accountants, we hereby consent to the inclusion or incorporation by reference in this Form S-1 dated July 14, 2008, of the following:

Our Report to the Stockholders and Board of Directors of Oakridge International Corporation dated July 11, 2008 on the financial statements of the Company as at June 30, 2008 and the statement of operations, stockholders' equity and cash flows for the period from October 31, 2007 (inception) to June 30, 2008.

In addition, we also consent to the reference to our firm included under the heading "Interests of Named Experts And Counsel" in this Registration Statement.
Yours truly,
/s/ Albert Wong & Co.
Albert Wong & Co. Certified Public Accountants Hong Kong

EXHIBIT 23.2
Consent of Counsel (included in Exhibit 5.1)